UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
     Filed by the Registrant ☑
     Filed by a Party other than the Registrant ☐
     Check the appropriate box:
☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12
K-TRON INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials:

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

K-TRON INTERNATIONAL, INC.
Routes 55 and 553
P.O. Box 888
Pitman, New Jersey 08071-0888

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 12, 2006

To Our Shareholders:
     Notice is hereby given that the Annual Meeting of Shareholders of K-Tron International, Inc. (the “Company”) will be held on May 12, 2006 at 9:00 a.m., local time, at the Sheraton Suites, 1989 Front Street, Cuyahoga Falls, Ohio 44221 for the following purposes:
     (1) To elect one director to Class I of the Board of Directors, to serve for a four-year term and until the election and qualification of his successor;
     (2) To approve the adoption of the Company’s 2006 Equity Compensation Plan; and
     (3) To transact such other business as may properly come before the meeting.
     Only shareholders of record at the close of business on March 17, 2006 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed.
By Order of the Board of Directors,
Mary E. Vaccara
Secretary
April 10, 2006
YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
VOTING AT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
MATTERS CONCERNING DIRECTORS
APPROVAL OF ADOPTION OF K-TRON INTERNATIONAL, INC. 2006 EQUITY COMPENSATION PLAN
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES AND ALL OTHER FEES
PERFORMANCE GRAPH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS — 2007 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
Appendix A

[LOGO]

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2006

     This Proxy Statement is being furnished to the shareholders of K-Tron International, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders of the Company to be held on May 12, 2006 and any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about April 10, 2006.
     Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company (the “Board”) for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company, both in person and by mail, telephone, telefax and other methods of communication.
     The Annual Report to Shareholders for the fiscal year ended December 31, 2005, including consolidated financial statements and other information with respect to the Company and its subsidiaries, is being mailed to shareholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.
VOTING AT THE MEETING
     Only shareholders of record at the close of business on March 17, 2006 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of that date, the Company had outstanding 2,579,759 shares of Common Stock. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder’s name.
     The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the shareholder signing such Proxy Card. The Proxy Card provides a space for a shareholder to vote for the Board’s nominee, or to withhold authority to vote for such nominee, for election as the Company’s Class I director and to vote for or against or to abstain from voting with respect to the proposal to approve the adoption of the Company’s 2006 Equity Compensation Plan.
     The Class I director is to be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon is required to approve the adoption of the Company’s 2006 Equity Compensation Plan or to take action on any other matter that may properly be brought before the Annual Meeting, unless with respect to any other matter a greater percentage is required either by law or by the Company’s Restated Certificate of Incorporation or By-laws. With regard to the election of the Class I director, votes may be cast in favor of or withheld from the nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. With regard to the approval of the adoption of the 2006 Equity Compensation Plan or any other matters properly brought before the Annual Meeting, votes may be cast “for” or “against” or the shareholder may abstain from voting. In determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. In addition, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.
     If a signed Proxy Card is returned and the shareholder has given no direction regarding a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board or its Executive Committee. Execution and return of the enclosed Proxy Card will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder that executes and returns a Proxy Card has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information as of March 17, 2006 (or as of such other dates as are indicated in footnotes 6 through 10 to such table) with respect to shares of Common Stock beneficially owned by each director of the Company, each executive officer of the Company, all directors and executive officers of the Company as a group and each person believed by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as indicated below, the Company understands that the shareholders listed in such table have sole voting and investment power with respect to the shares owned by them. The number of shares in the table below includes shares issuable upon the exercise of outstanding stock options to the extent that such options are exercisable by the director, executive officer or shareholder on or within 60 days after March 17, 2006. In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

		Percent of
	Number of Shares	Common Stock
Name of Individual or Identity of Group	of Common Stock	Outstanding
Directors and Executive Officers:

Edward B. Cloues, II (1)(2)	245,380	9.27%
Kevin C. Bowen (1)	37,827	1.46%
Ronald R. Remick (1)(3)	34,400	1.32%
Lukas Guenthardt (1)	34,305	1.32%
Richard J. Pinola (1)	32,594	1.26%
Norman Cohen (1)	15,219	*
Robert A. Engel (1)	12,500	*
Donald W. Melchiorre (4)	6,500	*
Edward T. Hurd (1)	5,500	*
All directors and executive officers as a group (9 persons) (5)	424,225	15.55%

Other 5% Shareholders:

T. Rowe Price Associates, Inc. (6)	256,323	9.94%
Robert E. Robotti (7)	243,379	9.43%

		Percent of
	Number of Shares	Common Stock
Name of Individual or Identity of Group	of Common Stock	Outstanding
Paradigm Capital Management Inc. (8)	174,812	6.78%
Nichols, James William D/B/A Nichols Investment Management (9)	159,757	6.19%
Heartland Advisors, Inc. (10)	147,637	5.72%

*	Less than 1%

(1)	Includes with respect to Mr. Cloues 67,000 shares, Mr. Bowen 20,000 shares, Mr. Remick 20,000 shares, Mr. Guenthardt 20,000 shares, Mr. Pinola 8,000 shares, Mr. Cohen 2,000 shares, Mr. Engel 7,000 shares and Mr. Hurd 4,000 shares, all of which shares are subject to presently exercisable options.

(2)	Includes 59,020 shares as to which Mr. Cloues shares investment and voting power with Mrs. Jan Beebe, the beneficial owner, by power of attorney. Mr. Cloues does not have an economic interest in such shares, disclaims beneficial ownership of such shares and is not related to Mrs. Beebe. The business address of Mr. Cloues is c/o K-Tron International, Inc., Routes 55 and 553, P.O. Box 888, Pitman, New Jersey 08071.

(3)	Includes 4,900 shares as to which Mr. Remick shares investment and voting power with his wife.

(4)	Includes 1,000 shares as to which Mr. Melchiorre shares investment and voting power with his wife.

(5)	Includes 148,000 shares subject to presently exercisable options.

(6)	As reflected in Amendment No. 14 to Schedule 13G filed February 14, 2006. According to T. Rowe Price Associates, Inc. (“Price Associates”), it (a) is a registered investment adviser and (b) has sole dispositive power over all such shares. These shares are owned by T. Rowe Price Small-Cap Value Fund, Inc. (“Small-Cap Value Fund”), a registered investment company, as to which Price Associates serves as investment adviser with power to direct investments. According to Small-Cap Value Fund, it has sole voting power over such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, a beneficial owner of such shares. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(7)	As reflected in Amendment No. 5 to Schedule 13G filed February 14, 2006. According to Mr. Robert E. Robotti (“Robotti”), he has shared voting power and shared dispositive power over all such shares as a result of (a) Robotti’s ownership of Robotti & Company, LLC (“Robotti & Company”), a registered broker-dealer, which beneficially holds 4,435 shares by virtue of the investment discretion Robotti & Company has over the accounts of its brokerage customers, (b) Robotti’s ownership of Robotti & Company Advisors, LLC (“Robotti Advisors”), a registered investment advisor, which beneficially holds 164,644 shares by virtue of the investment discretion Robotti Advisors has over the accounts of its advisory clients and (c) Robotti’s position as the Managing Member of the General Partner of The Ravenswood Investment Company, L.P., which owns 74,300 shares. The principal address of Robotti is c/o Robotti & Company, Incorporated, 52 Vanderbilt Avenue, New York, New York 10017-3808.

(8)	As reflected in Amendment No. 10 to Schedule 13G filed February 15, 2006. According to Paradigm Capital Management Inc. (“Paradigm”), it (a) is a registered investment adviser and (b) has sole voting power and sole dispositive power over all such shares. The principal address of Paradigm is Nine Elk Street, Albany, New York 12207.

(9)	As reflected in Schedule 13G filed February 15, 2006. According to Mr. James William Nichols (“Nichols”), he (a) is a registered investment advisor and (b) has sole dispositive power over all such shares. According to Nichols, his advisory clients own 147,357 shares. Nichols has sole power to vote or to direct the vote of the remaining 12,400 shares. The principal address of Nichols is 175 Exchange Street, P.O. Box 904, Bangor, Maine 04402-0904.

(10)	As reflected in Amendment No. 7 to Schedule 13G filed February 3, 2006. Such shares may be deemed beneficially owned by (a) Heartland Advisors, Inc. (“Heartland”), a registered investment advisor, and (b) Mr. William J. Nasgovitz, President and principal shareholder of Heartland. Mr. Nasgovitz’s position as President and his stock ownership of Heartland could be deemed as conferring upon him voting and/or investment power over the shares Heartland beneficially owns. Heartland has shared dispositive power over all such shares with Mr. Nasgovitz and shared voting power over 117,837 shares with Mr. Nasgovitz. Heartland and Mr. Nasgovitz disclaim beneficial ownership of such shares. The principal address of Heartland and Mr. Nasgovitz is 789 North Water Street, Milwaukee, Wisconsin 53202.
Related Shareholder Matters
     The following table sets forth certain information as of the end of the Company’s fiscal year (December 31, 2005) with respect to the Company’s compensation plans under which equity securities are authorized for issuance.
Equity Compensation Plan Information

			Number of securities remaining
	Number of securities	Weighted-average	available for future issuance
	to be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	313,667	$15.17	152,669
Equity compensation plans not approved by security holders	0	$0.00	0
Total	313,667	$15.17	152,669
MATTERS CONCERNING DIRECTORS
Election of Directors
     The Board currently consists of five directors and is classified with respect to terms of office into four classes. The Class I director elected at the Annual Meeting will serve until the 2010 annual meeting of shareholders and until such director’s successor has been elected and qualified, except in the event of such director’s earlier death, resignation or removal. The terms of office of the Class II, Class III and Class IV directors will expire at the annual meetings of shareholders to be held in 2007, 2008 and 2009 upon the election and qualification of their successors.
     The Board has nominated Mr. Edward T. Hurd for election as the Class I director. He is currently a director of the Company. The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Mr. Hurd as the Class I director. In the event that the nominee should become unable to accept nomination or election (a circumstance that the Board does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board or its Executive Committee or, in the discretion of the Board or its Executive Committee, the position may be left vacant.
     The Board unanimously recommends a vote FOR the Class I nominee.

     Set forth below is certain information with respect to the nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.
     Class I— Nominee for Term Continuing until 2010
     Edward T. Hurd. Mr. Hurd has been a director since January 2002 and was reelected at the 2002 annual meeting of shareholders. Mr. Hurd is a principal in three consulting firms: Hurd Consulting, focusing on high technology business management (1996 to present); Curry & Hurd, specializing in acquisitions and divestitures and the management of distressed businesses (2001 to present); and Customer Valunomics, which evaluates customer relationships and loyalty (2000 to present). From 1996 to January 2000, he was a consultant to and Chairman of the Board of Moore Products Company. From 1990 to 1996, Mr. Hurd served as President of Honeywell Industrial, a division of Honeywell Incorporated that specialized in turnkey systems for process automation applications and distributed computer automation systems. Mr. Hurd is 67 years of age.
     Class II—Director with Term Continuing until 2007
     Robert A. Engel. Mr. Engel has been a director since May 1999 and was reelected at the 2003 annual meeting of shareholders. Since June 2005, Mr. Engel has been a Managing Director and Head of Mergers and Acquisitions of Wachovia Securities, which is the trade name for the corporate, investment banking, capital markets and securities research businesses of Wachovia Corporation and certain of its subsidiaries and affiliates. From 1999 to June 2005, Mr. Engel was a Managing Director and Partner of Gleacher Partners LLC, a financial advisory and investment banking firm. From 1995 to 1999, Mr. Engel was the Managing Director-Head of Mergers and Acquisitions of Gleacher NatWest Inc., a predecessor firm. From 1986 to 1995, he worked in various capacities at the investment banking firms of Gleacher & Co., Inc., C. J. Lawrence, Morgan Grenfell, Inc. and Morgan Grenfell & Co. Ltd. Mr. Engel is 42 years of age.
     Class III—Directors with Terms Continuing until 2008
     Norman Cohen. Mr. Cohen has been a director since 1974 and was most recently reelected at the 2004 annual meeting of shareholders. From 1993 to June 1999, he was Chairman and Chief Executive Officer of Creative Contracting Associates, Inc., a clothing manufacturer, and he was a consultant to Maggy London International, a clothing company, from 1999 until his retirement in June 2000. Mr. Cohen is 79 years of age.
     Richard J. Pinola. Mr. Pinola has been a director since January 1994 and was most recently reelected at the 2004 annual meeting of shareholders. Since January 2005, Mr. Pinola has been a Principal of Eric M. Godshalk & Co., a private investment firm. From June 1992 to December 2004, he was Chief Executive Officer of Right Management Consultants, Inc. (“Right”), a publicly-held global consulting firm specializing in career transition and organizational consulting services that was acquired by Manpower Inc. in January 2004, and he was Chairman of the Board of Right from January 1994 to January 2004. Prior to joining Right, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company from March 1988 through September 1991 and a consultant from September 1991 until June 1992. He also is a director of BankRate, Inc., Kenexa Corp. and Nobel Learning Communities, Inc. Mr. Pinola is 60 years of age.
     Class IV— Director with Term Continuing until 2009
     Edward B. Cloues, II. Mr. Cloues has been a director since July 1985 and was most recently reelected at the 2005 annual meeting of shareholders. He became Chairman of the Board and Chief Executive Officer of the Company on January 5, 1998. Prior to joining the Company in 1998, Mr. Cloues was a partner in the law firm of Morgan, Lewis & Bockius LLP, which is the Company’s principal outside counsel. He also is a director and non-executive Chairman of the Board of AMREP Corporation and a director of Penn Virginia Corporation and Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P. Mr. Cloues is 58 years of age.

Committees and Meetings
     The Board has an Executive Committee, an Audit Committee and a Compensation and Human Resources Committee. The members of the Compensation and Human Resources Committee also constitute the members of the committee that administers the Company’s 1996 Equity Compensation Plan (the “Stock Option Committee”). During fiscal year 2005, the Board held six meetings, the Audit Committee held five meetings, the Compensation and Human Resources Committee held two meetings, the Stock Option Committee did not meet separately from the Compensation and Human Resources Committee and the Executive Committee did not hold any meetings. Each director attended at least 75% of the aggregate of the fiscal year 2005 meetings of the Board and of the Board committees on which he served during the year. The Company had a Nominating Committee until the death of one its members in 2001; since that time, the full Board has assumed responsibility for the duties normally associated with a nominating committee. After The Nasdaq Stock Market, Inc. (“Nasdaq”) adopted new rules and regulations in late 2003 relating to corporate governance and listing requirements, the Board reconsidered its decision not to have a formal Nominating Committee and determined that this decision was appropriate based on a number of factors, including the size of the current Board, the number of independent directors and the existing commitments of those independent directors to other Board committees. In addition, the Board determined that recommendations regarding future director nominations, including nominations as a result of vacancies, would be made by a majority of the Company’s independent directors and that the final selection would be made by the entire Board.
     The Executive Committee is empowered to exercise all powers of the Board, except action on dividends and certain other matters that cannot by law be delegated by the Board, during the periods between regular Board meetings.
     The primary purposes of the Audit Committee are:
•	to assist the Board in its oversight of the accounting and financial reporting processes of the Company, the audit of the financial statements of the Company and the Company’s compliance with legal and regulatory requirements;

•	to interact directly with and evaluate the performance of the Company’s independent registered public accounting firm, including to determine whether to engage or dismiss the independent registered public accounting firm and to monitor the independent registered public accounting firm’s qualifications and independence; and

•	to prepare the report required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
     As for the Compensation and Human Resources Committee, its main purposes are:
•	to establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other employees;

•	to establish compensation arrangements for executive officers and to administer compensation plans;

•	to review the performance of executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon its assessment of such performance;

•	to review and monitor management development and succession plans and activities; and

•	to prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with Securities and Exchange Commission rules and regulations.
     The Stock Option Committee is responsible for administering the Company’s 1996 Equity Compensation Plan.

     The current members of the Executive Committee are Messrs. Cloues (Chairman) and Cohen; of the Audit Committee, Messrs. Pinola (Chairman), Engel and Hurd; of the Compensation and Human Resources Committee, Messrs. Cohen (Chairman) and Pinola; and of the Stock Option Committee, Messrs. Cohen and Pinola.
Affirmative Determination Regarding Director Independence and Other Corporate Governance Matters
     The Company operates within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers and employees and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established or provided the basis for a number of new corporate governance standards and disclosure requirements. In addition, Nasdaq also adopted changes to its corporate governance and listing requirements.
     The Board has determined that the following directors, constituting four of the Company’s five directors and thus a majority of the Board, are each an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Norman Cohen, Robert A. Engel, Edward T. Hurd and Richard J. Pinola. The Board also has determined that each member of the Audit Committee, the Compensation and Human Resources Committee and the Stock Option Committee meets the independence requirements applicable to those committees as prescribed by the NASD, the Securities and Exchange Commission, the Internal Revenue Service and applicable committee charters. The Board has further determined that Messrs. Pinola and Engel, who are two of the three members of the Audit Committee, are each an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.
Statement of Corporate Ethics and Code of Business Conduct
     The Board has adopted a Statement of Corporate Ethics and Code of Business Conduct applicable to all directors, officers and employees of the Company. Violations of the Statement of Corporate Ethics and Code of Business Conduct may be reported to the Company’s Corporate Ethics Officer or, in cases involving accounting, internal accounting controls or auditing matters, to the Chairperson of the Audit Committee or the Company’s Chief Executive Officer. A copy of the Statement of Corporate Ethics and Code of Business Conduct can be obtained without charge from our Internet web site at http://www.ktron.com.
Standard Compensation Arrangements
     Directors who are not employees of the Company receive an annual retainer of $18,000, a $5,000 annual retainer for membership on the Audit Committee, a $2,500 annual retainer for membership on the Compensation and Human Resources Committee, a $1,000 annual retainer for membership on the Executive Committee and $1,000 for each Board meeting attended. In addition, the Chairperson of the Audit Committee is paid an additional $5,000 retainer for his service in such capacity and the Chairperson of the Compensation and Human Resources Committee is paid an additional $2,500 retainer for his service in such capacity. All retainers are paid on a prorated bi-monthly basis. Directors generally do not receive compensation for their participation in telephone meetings or for attendance at other committee meetings. In addition, on May 13, 2005 each non-employee director was granted an option to purchase 1,000 shares of Common Stock at an exercise price per share equal to the closing price on the date of grant.
Share Ownership Guideline
     Each non-employee director is expected to own shares of Common Stock with a value, at the greater of cost or market, equal to $50,000. As for any newly-elected director, this expectation may be phased in over a period of time to be determined by the Board. All directors are in compliance with this guideline.

Directors’ Attendance at Annual Meeting of Shareholders
     It has been and is the policy of the Board that all directors attend the annual meeting of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by such director with the Chairman of the Board. All members of the Board attended the 2005 annual meeting of shareholders, except for Mr. Engel.
Communication with the Board
     The Board provides a process for shareholders to send communications to the Board. Information regarding the manner in which a shareholder may communicate with the Board is included on our Internet web site at http://www.ktron.com.
Requirements for Director Nominations
     By resolution, the Board has adopted a policy regarding director nominations. Under this policy, a majority of the Company’s independent directors shall recommend for the Board’s selection a candidate or candidates, as appropriate, to be the Board’s nominee or nominees for election as a director or directors, either at an annual meeting of shareholders or to fill a vacancy. In considering candidates for nomination, the Board shall seek individuals who evidence strength of character, mature judgment and the ability to work collegially with others. Furthermore, it is the policy of the Board that it endeavor to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of the Company’s business; therefore, in considering whether to nominate a person for election as a director, the independent directors and the Board will consider, among other factors, the contribution such person can make to the collective competencies of the Board based on such person’s background. In determining whether to nominate a current director for reelection, the independent directors and the Board will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board.
     The Board will also consider candidates for nomination recommended by a shareholder provided that the shareholder submits the recommendation, along with the following information, to the Secretary of the Company at the principal executive offices of the Company at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders:
•	the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

•	information about the relationship between the candidate and the shareholder making the recommendation;

•	the consent of the candidate to serve as a director; and

•	proof of the number of shares of the Company’s Common Stock that the shareholder making the recommendation owns and the length of time the shares have been owned.
Requirements for Advance Notification of Director Nominations
     Article Ninth of the Restated Certificate of Incorporation of the Company provides that no person may be nominated for election as a director by a shareholder at an annual or special meeting unless written notice of such shareholder’s intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the principal executive offices of the Company not later than (a) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and

•	the consent of each nominee to serve as a director of the Company if so elected.
     The Board may, in its discretion, consider nominees for the Board who are recommended by a shareholder according to the foregoing procedure, but it is not obligated to do so, and the chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedure.
APPROVAL OF ADOPTION OF K-TRON INTERNATIONAL, INC.
2006 EQUITY COMPENSATION PLAN
     On March 21, 2006, the Board adopted the K-Tron International, Inc. 2006 Equity Compensation Plan (the “Plan”), subject to shareholder approval. The Board has directed that the proposal to approve its adoption of the Plan be submitted to the Company’s shareholders at the Annual Meeting. Shareholder approval is being sought (i) in order for the shares covered by the Plan to meet the listing requirements of the Nasdaq National Market, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code of 1986 (the “Code”) (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for any incentive stock options granted thereunder to meet the requirements of the Code.
     The Board believes that the Plan will further the Company’s compensation strategy. The Company’s ability to attract, retain and motivate top quality employees and non-employee directors is material to the Company’s success. The Board believes that the interests of the Company and its shareholders will be advanced if the Company can offer its employees and non-employee directors the opportunity to acquire or increase their ownership interests in the Company by receiving grants under the Plan. The Company’s only existing equity compensation plan will expire on May 9 of this year, which is three days before the scheduled date of the Annual Meeting.
     The material terms of the Plan are summarized below. A copy of the full text of the Plan is attached to this Proxy Statement as Appendix A. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.
Material Features of the Plan
     General. The Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock awards, (iv) stock units, (v) stock appreciation rights (“SARs”), (vi) dividend equivalents and (vii) other stock-based awards.
     The Plan authorizes up to 200,000 shares of Common Stock for issuance, subject to adjustment in certain circumstances as described below. If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units or other stock-based awards are forfeited or terminated, the shares subject to such grants will become available again for purposes of the Plan.
     The Plan provides that the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during any calendar year is 50,000 shares, subject to adjustment as described below. All grants under the Plan will be expressed in shares of Common Stock.
     If approved by the shareholders, the Plan will become effective on May 12, 2006 or, if later, the date of such approval.
     Administration. The Plan will be administered and interpreted by the Compensation and Human Resources Committee of the Board, any successor Board committee performing substantially the same functions or such other committee of non-employee directors as the Board may determine (the “Committee”). However, the Board will approve and administer all grants made to non-employee directors. The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Committee presently consists of Messrs. Cohen (Chairman) and Pinola, each of whom is a non-employee director of the Company.
     Eligibility for Participation. All employees of the Company and its subsidiaries and all non-employee directors of the Company are eligible to receive grants under the Plan. As of March 17, 2006, approximately 530 employees and four non-employee directors are eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of Common Stock that are subject to each grant.
     Types of Awards.
     Stock Options
     The Committee may grant options intended to qualify as “incentive stock options” within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only employees of the Company and its subsidiaries may receive a grant of ISOs.
     The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan may be equal to or greater than the fair market value of the underlying shares of Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Common Stock on the date of grant. If the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs, to the extent of such excess over $100,000, will be treated as NQSOs.
     The Committee will determine the term of each option, but such term may not exceed ten years from the date of grant; however, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the term of the ISO may not exceed five years from the date of grant. The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options.
     A grantee may exercise an option by delivering notice of exercise to the Company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or to that portion thereof not paid in cash, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.
     The Committee will determine under what circumstances a grantee may exercise an option after termination of employment or service, but in no event may this be later than the expiration of the option term. Generally, if a grantee ceases to be employed by, or provide service to, the Company or any subsidiary for any reason other than disability, death or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, the Company or any subsidiary. If a grantee’s employment or service ceases due to a disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, the Company or any subsidiary. In each case described above, the Committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, the Company or any subsidiary on account of termination for cause, the grantee’s options will terminate immediately.
     Stock Awards
     The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines. The Committee will determine the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. The Committee will determine to what extent and under what conditions grantees will have the right to vote shares of Common Stock and to receive dividends paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.
     Stock Units
     The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive an amount based on the value of a share of Common Stock at a future date. The Committee will determine the number of stock units to be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, as determined by the Committee.
     SARs
     The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount of the SAR. Payment will be made in shares of Common Stock, in cash or in a combination of shares and cash, as determined by the Committee. The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the value of a share of Common Stock on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs. SARs may be exercised while the grantee is employed by or providing service to the Company and its subsidiaries or within a specified period of time after termination of such employment or service, as determined by the Committee.
     Other Stock-Based Awards
     The Committee may grant other stock-based awards, which are grants other than options, stock awards, stock units or SARs. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of Common Stock, and will be payable in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, as determined by the Committee. The terms and conditions for other stock-based awards will be determined by the Committee.
     Dividend Equivalents. The Committee may grant dividend equivalents in connection with stock units or other stock-based awards. Dividend equivalents are payable in cash or shares of Common Stock and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents will be determined by the Committee.
     Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock awards, stock units, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.
     The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.
     If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the grantee may not accrue more than $50,000 of such dividend equivalents during any calendar year.
     Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.
     Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a reclassification or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the number of shares of Common Stock available for grants, the limit on the number of shares of Common Stock any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated.
     Change of Control. If the Company becomes aware that a change of control, as defined in the Plan, has occurred or will occur, the Company shall provide written notice of such change of control to each grantee who holds outstanding grants under the Plan. Effective upon the date of the change of control, (i) all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock awards will immediately lapse and (iii) all stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value or in such greater amounts as the Committee may determine.

     In the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the Plan: (i) require that grantees surrender their options and SARs in exchange for payment by the Company, in cash or shares of Common Stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable; (ii) after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee determines appropriate; or (iii) determine that outstanding options and SARS that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation.
     Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.
     Grantees Outside the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable country.
     No Repricing of Options. Neither the Board nor the Committee can amend the Plan or options previously granted under the Plan to permit a repricing of options, without prior shareholder approval. Adjustments to the exercise price or number of shares of Common Stock subject to an option to reflect the effects of a stock split or other corporate transaction will not constitute a repricing.
     Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on May 11, 2016, unless the Plan is terminated earlier by the Board or is extended by the Board with shareholder consent.
     Grants Under the Plan. No grants have been made under the Plan. Grants under the Plan are discretionary, so it is not currently possible to predict the number of shares of Common Stock that will be granted or who will receive grants under the Plan after the Annual Meeting.
     The closing price of the Company’s Common Stock as quoted on the Nasdaq National Market on March 17, 2006, was $43.60 per share.
Federal Income Tax Consequences
     The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.
     From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock or payment of cash under the Plan. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Common Stock are sold. The tax rate applicable to the capital gain will depend upon how long the grantee holds the shares. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and the Company will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

     Exceptions to these general rules arise under the following circumstances:
     (i) If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.
     (ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and the Company will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.
     (iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.
     Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. Options and SARs will generally meet the requirements for qualified performance-based compensation. Stock awards, stock units, dividend equivalents, and other stock-based awards granted under the Plan will be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.
     The Company has the right to require that grantees pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to grants. The Company may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy the Company’s withholding obligation with respect to a grant paid in Common Stock by having shares withheld, at the time the grant becomes taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.
Vote Required for Approval
     The proposal to approve the adoption of the Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have no effect on the vote.
     The Board unanimously recommends a vote FOR approval of the adoption of the 2006 Equity Compensation Plan.

EXECUTIVE COMPENSATION
Compensation
     The following table and footnotes set forth certain information with respect to compensation earned during fiscal years 2005, 2004 and 2003 by (i) the Company’s chief executive officer and (ii) the Company’s four other executive officers.
Summary Compensation Table

							Long-Term
							Compensation
							Awards
							Net Value
		Annual Compensation(1)					of
Name and					Other Annual		Restricted	All Other
Principal Position	Year	Salary	Bonus		Compensation (2)		Stock Grants (3)(4)	Compensation (1)(5)
Edward B. Cloues, II	2005	$481,942	$380,000		$12,607	(7)	$91,020	$45,621
Chief Executive Officer	2004	472,125	380,000		12,905	(7)	172,240	41,190
and Chairman of the Board	2003	460,125	139,000		12,334	(7)	0	41,346

Kevin C. Bowen	2005	$231,762	$105,000		$346	(7)	$45,510	$22,056
Senior Vice President,	2004	227,000	120,000		319	(7)	86,120	24,183
Process Group and President	2003	221,175	40,000		308	(7)	0	17,839
and Chief Executive Officer of
K-Tron America, Inc.

Ronald R. Remick	2005	$218,662	$116,000		$521	(7)	$45,510	$44,466
Senior Vice President,	2004	206,438	109,000		486	(7)	86,120	29,909
Chief Financial Officer	2003	201,175	36,500		613	(7)	0	28,445
and Treasurer

Donald W. Melchiorre	2005	$215,957	$143,000		$0		$45,510	$9,574
President and Chief	2004	204,120	107,625		0		86,120	8,966
Executive Officer of	2003	199,992	58,823	(6)	0		0	8,976
Pennsylvania Crusher Corporation

Lukas Guenthardt	2005	$204,869	$93,000		$167	(7)	$45,510	$18,750
Senior Vice President,	2004	200,563	75,675		164	(7)	86,120	18,081
Corporate Development	2003	195,413	23,000		142	(7)	0	28,463

(1)	The Company’s fiscal year is reported on a fifty-two/fifty-three week period. Fiscal years ended December 31, 2005, January 1, 2005 and January 3, 2004 included fifty-two weeks for 2005 and 2004 and fifty-three weeks for 2003. In order to avoid distortion, annual and all other compensation has been calculated and presented on the basis of a 365/366 day year.

(2)	In fiscal years 2005, 2004 and 2003, no executive officer named in the Summary Compensation Table received perquisites or other personal benefits, securities or property that exceeded the lesser of $50,000 or 10% of such executive officer’s salary and bonus.

(3)	The restricted stock grants referred to in this column relating to the year 2005 were awarded on May 13, 2005, were comprised of 3,000 shares of restricted Common Stock to Mr. Cloues and 1,500 shares of restricted Common Stock to each of Messrs. Bowen, Remick, Melchiorre and Guenthardt and were valued based on the closing price ($30.34) of the Common Stock as quoted on the Nasdaq National Market on May 13, 2005. These shares of restricted Common Stock will vest on May 13, 2009 if the recipient remains employed by the Company or a subsidiary until that date, and they are subject to acceleration in the event of a change of control prior to that date as defined in the Company’s 1996 Equity Compensation Plan. Dividends, if declared by the Board, will be paid on the restricted Common Stock, but to date no such dividends have been declared or paid.

(4)	The restricted stock grants referred to in this column relating to the year 2004 were awarded on April 14, 2004, were comprised of 8,000 shares of restricted Common Stock to Mr. Cloues and 4,000 shares of restricted Common Stock to each of Messrs. Bowen, Remick, Melchiorre and Guenthardt and were valued based on the closing price ($21.53) of the Common Stock as quoted on the Nasdaq National Market on April 14, 2004. These shares of restricted Common Stock will vest on April 14, 2008 if the recipient remains employed by the Company or a subsidiary until that date, and they are subject to acceleration in the event of a change of control prior to that date as defined in the Company’s 1996 Equity Compensation Plan. Dividends, if declared by the Board, will be paid on the restricted Common Stock, but to date no such dividends have been declared or paid.

(5)	The amounts disclosed in this column include:

(a) Company and subsidiary contributions under the thrift portion of Company’s 401(k) Profit-Sharing and Thrift Plan for Messrs. Cloues, Bowen, Remick and Guenthardt and under a subsidiary’s 401(k) Plan for Mr. Melchiorre, as follows: For fiscal year 2005 – Mr. Cloues $12,600, Mr. Bowen $12,600, Mr. Remick $12,600, Mr. Melchiorre $7,910 and Mr. Guenthardt $12,600. For fiscal year 2004 – Mr. Cloues $12,300, Mr. Bowen $12,300, Mr. Remick $12,300, Mr. Melchiorre $8,000 and Mr. Guenthardt $12,300. For fiscal year 2003 — Mr. Cloues $12,000, Mr. Bowen $12,000, Mr. Remick $12,000, Mr. Melchiorre $8,078 and Mr. Guenthardt $12,000.

(b) Company and subsidiary payments for supplemental health insurance on behalf of the following executive officers: For fiscal year 2005 – Mr. Cloues $14,514, Mr. Bowen $8,110, Mr. Remick $30,289 and Mr. Guenthardt $5,580. For fiscal year 2004 – Mr. Cloues $9,947, Mr. Bowen $10,548, Mr. Remick $16,090 and Mr. Guenthardt $5,216. For fiscal year 2003 — Mr. Cloues $10,710, Mr. Bowen $4,521, Mr. Remick $14,703 and Mr. Guenthardt $15,931.

(c) Company and subsidiary payments of premiums for additional group term life insurance on behalf of the following executive officers: For fiscal year 2005 – Mr. Cloues $1,806, Mr. Bowen $501, Mr. Remick $867, Mr. Melchiorre $1,664 and Mr. Guenthardt $278. For fiscal year 2004 – Mr. Cloues $1,322, Mr. Bowen $490, Mr. Remick $809, Mr. Melchiorre $966 and Mr. Guenthardt $273. For fiscal year 2003 — Mr. Cloues $1,161, Mr. Bowen $473, Mr. Remick $1,032, Mr. Melchiorre $898 and Mr. Guenthardt $240.

(d) Company and subsidiary payments of premiums for additional life insurance on behalf of the following executive officers: For fiscal year 2005 – Mr. Cloues $4,334, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 2004 – Mr. Cloues $4,334, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 2003 — Mr. Cloues $3,996, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292.

(e) Company payments of premiums for additional disability insurance on behalf of Mr. Cloues: For fiscal year 2005 — $12,367. For fiscal year 2004 — $13,287. For fiscal year 2003 — $13,479.

(6)	Mr. Melchiorre’s bonus for 2003 included $13,823 awarded under a profit-sharing plan of an acquired subsidiary (Pennsylvania Crusher Corporation) that was discontinued at the end of fiscal year 2003. Excluding this award, his bonus for 2003 was $45,000.

(7)	Represents amounts reimbursed to certain executive officers for estimated income taxes incurred with respect to additional life and disability insurance purchased by them or on their behalf.

Option Grants
     There were no stock options granted to any of the executive officers named in the Summary Compensation Table above during the fiscal year ended December 31, 2005.
Option Exercises and Fiscal Year-End Values
     The following table sets forth certain information regarding stock option exercises during fiscal year 2005 by the executive officers named in the Summary Compensation Table above and the number and value of stock options held at December 31, 2005 by such executive officers.
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of		Value of
			Unexercised		Unexercised In-the-
			Options at		Money Options at
			December 31, 2005		December 31, 2005 (1)
	Shares Acquired on
Name	Exercise	Value Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Edward B. Cloues, II	6,000	$73,560	70,000	40,000	$1,617,000	$996,000

Kevin C. Bowen	—	—	20,000	30,000	$375,125	$679,000

Ronald R. Remick	—	—	20,000	20,000	$410,787	$498,000

Donald W. Melchiorre	—	—	—	—	—	—

Lukas Guenthardt	—	—	20,000	30,000	$375,125	$679,000

(1)	Based on the closing price ($37.10 per share) of the Common Stock as quoted on the Nasdaq National Market on the last trading day of the Company’s fiscal year, December 30, 2005, net of the option exercise price.

(2)	Based on the difference between the per share option exercise price and the closing price of a share of Common Stock as quoted on the Nasdaq National Market on the date of exercise, multiplied in each case by the number of shares for which the option was exercised.
Certain Employment Agreements
     Messrs. Bowen, Remick and Guenthardt were employed by the Company or a subsidiary during fiscal year 2005 under employment agreements with the Company (the “Employment Agreements”). Under the Employment Agreements, Messrs. Bowen, Remick and Guenthardt are entitled to receive an annual base salary, which may be increased from time to time, and such additional compensation, including bonus payments, as may be awarded to them. On March 4, 2005, the Compensation and Human Resources Committee of the Board (the “Compensation Committee”) approved 2.0%, 7.2% and 2.1% increases in the annual base salaries of Messrs. Bowen, Remick and Guenthardt to $233,000, $222,700 and $206,000, effective April 4, 2005, and on March 6, 2006, the Compensation Committee approved 2.25% increases in these annual base salaries to $238,250, $227,750 and $210,650, effective April 3, 2006. The Company’s obligation to pay such base salaries is subject to its right to reduce them in the event reductions are generally being made for other officers of the Company or its subsidiaries holding comparable positions.
     Each of the Employment Agreements provides that either the Company or the employee may terminate the employment term thereunder upon not less than one year’s prior written notice. Such employment terms are also subject to termination by reason of the employee’s death or disability or by the Board at any time for “cause” as specified in the Employment Agreements. In addition, the Company has the right to terminate any of Messrs. Bowen, Remick or Guenthardt at any time without cause by paying him a lump sum amount equal to 100% of his then-annual base salary or, if the previously described one-year notice of termination has already been given by the Company to him, the portion thereof relating to the balance of his employment term.
     Mr. Cloues was employed by the Company during fiscal year 2005 under an employment agreement with the Company pursuant to which he served as the Company’s Chairman of the Board and Chief Executive Officer. On March 4, 2005, the Compensation Committee approved a 2.0% increase in Mr. Cloues’ annual base salary to $484,500, effective April 4, 2005, and on March 6, 2006, the Compensation Committee approved an additional 2.25% increase to $495,400, effective April 3, 2006.
     Mr. Cloues’ employment agreement provides that he can terminate the agreement upon not less than 90 days’ prior written notice. The Company may terminate the employment term without cause upon not less than 30 days’ prior written notice to Mr. Cloues, in which case Mr. Cloues would be entitled to a lump sum payment equal to 200% of his then-annual base salary. Mr. Cloues’ employment term is also subject to termination by reason of his death or disability or by the Board at any time for “cause” as specified in his employment agreement. In addition, Mr. Cloues’ employment agreement includes provisions relating to a termination of employment upon a “change of control” (as specified in his employment agreement). These provisions apply to a termination of employment upon or within one year after a “change of control” which, if such termination was initiated by the Company or any successor thereto, was for any reason other than death, disability or “cause” or which, if such termination was initiated by Mr. Cloues, was at his sole discretion without regard to reason. In the event of the termination of employment of Mr. Cloues upon a “change of control” under any of these circumstances, his employment agreement provides that, subject to certain limitations, the Company will pay him (a) an amount equal to three times his annual base salary in effect either immediately prior to the termination of employment or immediately prior to the “change of control,” whichever is higher, and (b) unless Mr. Cloues notifies the Company in writing that he intends to retain his options, an amount equal to the spread (the excess of market value over exercise price) on any stock options then held by him, whether or not such options were exercisable at the date of termination.
REPORT OF THE COMPENSATION
AND HUMAN RESOURCES COMMITTEE
     The Compensation and Human Resources Committee (the “Compensation Committee”) operates pursuant to a formal written charter that was approved and adopted by the Board on March 12, 2004 and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers.
     As members of the Compensation Committee, it is our responsibility to carry out the purposes of the Committee as more fully described on page 6 of this Proxy Statement under the caption “Matters Concerning Directors – Committees and Meetings” and in the charter referred to above that is included on the Company’s Internet web site at http://www.ktron.com. In particular, it is our duty to establish annual base salaries and annual and long-term incentive awards for the executive officers of the Company and, in this regard, we also constitute the committee (the “Stock Option Committee”) that administers the Company’s 1996 Equity Compensation Plan, including the granting of stock options, stock appreciation rights and restricted stock to officers and other employees of the Company. In fulfilling these responsibilities and duties, it is the Compensation Committee’s goal to have a policy that will enable the Company to attract, retain and reward senior officers who contribute to both its short-term and long-term success. The two members of the Compensation Committee meet the independence requirements applicable to compensation committees generally as prescribed by the National Association of Securities Dealers, the Securities and Exchange Commission and the Internal Revenue Service and also as set forth in the Committee’s charter.
     The Company’s compensation policy for executive officers is to pay competitively and to be fair and equitable in the administration of pay. This is the same policy that is applicable to all employees of the Company. The Company seeks to balance the compensation paid to a particular individual with the compensation paid to other executives holding comparable positions both inside the Company and at other similar companies.

     The decisions of the Compensation Committee regarding salaries of the executive officers are subjective and not based on any list of specific criteria. On March 4, 2005, as reported by the Compensation Committee in last year’s Proxy Statement, the Committee accepted the Chief Executive Officer’s recommendation that the annual base salaries of Messrs. Bowen, Remick, Melchiorre and Guenthardt be increased by approximately 2.0%, 7.2%, 7.3% and 2.1%, effective April 4, 2005. At the same time, the Compensation Committee approved a salary increase of approximately 2.0% for Mr. Cloues, the Company’s Chief Executive Officer, also to take effect on April 4, 2005. The decision of the Compensation Committee to increase the annual base salary of Mr. Cloues was based on a variety of factors, including the Company’s improved consolidated financial performance in fiscal year 2004 and the above average increase in its share price for that year. Following these April 4, 2005 increases, Mr. Cloues’ annual base salary was $484,500, and the annual base salaries of Messrs. Bowen, Remick, Melchiorre and Guenthardt were $233,000, $222,700, $220,000 and $206,000.
     On March 6, 2006, the Compensation Committee accepted the Chief Executive Officer’s recommendation and approved increases in the annual base salaries of each of Messrs. Bowen, Remick, Melchiorre and Guenthardt of approximately 2.25%, to $238,250, $227,750, $225,000 and $210,650, effective April 3, 2006. At the same time, the Compensation Committee also approved a 2.25% increase in Mr. Cloues’ annual base salary to $495,400, also effective April 3, 2006. The factors that the Compensation Committee took into account in approving the Chief Executive Officer’s salary increase as of April 3, 2006 were the same as those described below that were the basis for Mr. Cloues’ bonus for fiscal year 2005.
     In addition to granting salary increases in 2006, on March 6, 2006 the Compensation Committee also approved the payment of annual cash incentive awards for 2005 to the executive officers, including the Chief Executive Officer. These awards were made pursuant to bonus guidelines used in the preparation of the Company’s budget for 2005. Although the budget was approved by the Board, including both members of the Committee, the Committee retained full discretion to make such specific incentive bonus awards, if any, as it deemed appropriate, after the end of the year. The awards made were based on the Company’s achievement of its earnings per share target for 2005, the amount of pre-tax income generated by the Company in excess of what was necessary to achieve that earnings per share target and the assessed contribution of each executive to the Company’s success. As a starting point, the Committee considered the target bonus for each executive used in the 2005 budget, which was the same target bonus (as a percent of base salary) used for the past several years. This target was 50% of base salary for Mr. Cloues, the Company’s Chief Executive Officer, and 30% of base salary for the other executive officers, but the annual cash incentive award for any executive may be more or less than the applicable target, depending on the Company’s financial performance, the Committee’s assessment of the executive’s contribution and such other factors as the Committee may choose to consider.
     Mr. Cloues, the Company’s Chief Executive Officer, was awarded a $380,000 bonus for fiscal year 2005, which was equal to 78% of his annual base salary at the end of the year. In determining Mr. Cloues’ bonus, the Compensation Committee noted in particular his leadership of the Company in 2005, the achievement of record revenues, operating income, income before taxes, net income, earnings per share and EBITDA, the substantial increase in cash and reduction in debt during the year and several other accomplishments. The bonus awards made to the four other executive officers were recommended by Mr. Cloues, based on his assessment of their contributions to the Company in fiscal year 2005. For Messrs. Bowen, Remick, Melchiorre and Guenthardt, their bonuses for fiscal year 2005 equaled approximately 45%, 52%, 65% and 45% of their annual base salaries at the end of fiscal year 2005.
     As stated above, the members of the Compensation Committee also serve as the members of the Stock Option Committee that administers the 1996 Equity Compensation Plan under which grants of stock options, stock appreciation rights and restricted stock may be made. The purpose of such grants is to provide an additional incentive to key employees to work to maximize shareholder value, and vesting periods may be utilized to encourage such employees to remain with the Company. Such grants are entirely at the discretion of the Stock Option Committee, including their timing, the recipients thereof and the number of shares underlying any particular grant. On May 13, 2005, the Compensation Committee granted Messrs. Cloues, Bowen, Remick, Melchiorre and Guenthardt 3,000, 1,500, 1,500, 1,500 and 1,500 shares of restricted Common Stock. Each of these grants of restricted Common Stock will vest on May 13, 2009 if the recipient remains employed by the Company or a subsidiary until that date, and they are subject to acceleration in the event of a change of control prior to that date as defined in the Company’s 1996 Equity Compensation Plan. These restricted stock grants to the executive officers, including the Chief Executive Officer, were made to provide a long-term incentive to these key employees and to more closely align their interests with those of the Company’s shareholders.
     In summary, we believe that the combination of salary, bonus and restricted stock received by each of the executive officers for fiscal year 2005 was reasonable in view of that executive’s duties and responsibilities and his past and anticipated future contributions to the Company.

Date: March 21, 2006	Norman Cohen, Chairperson
Richard J. Pinola
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee operates pursuant to a formal written charter that was most recently approved and adopted by the Board on March 12, 2004 and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”). This charter is reviewed annually by the Audit Committee to determine if any changes are necessary.
     In accordance with the Audit Committee’s charter and the independence criteria prescribed by applicable law and the rules and regulations of the Securities and Exchange Commission for audit committee membership, all members of the Audit Committee are independent directors as defined in NASD Marketplace Rule 4200(a)(15). Each Audit Committee member meets the NASD’s financial knowledge requirements, and Messrs. Pinola and Engel, each of whom has been designated by the Board as an “audit committee financial expert” pursuant to the rules of the Securities and Exchange Commission, meet the NASD’s professional experience requirements as well.
     The purposes of the Audit Committee are summarized on page 6 of this Proxy Statement under the caption “Matters Concerning Directors – Committees and Meetings” and are more fully set forth in the charter of the Audit Committee that is included on the Company’s Internet web site at http://www.ktron.com. In particular, it is our duty to review the accounting and financial reporting processes of the Company on behalf of the Board. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements to be contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005 with the Company’s management and also with Grant Thornton LLP, the Company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
     The Audit Committee has also discussed with Grant Thornton LLP the matters that are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61, as amended. Furthermore, the Audit Committee has received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1 (independence discussions with audit committees), and has considered with Grant Thornton LLP the compatibility of the provision by that firm of non-audit services to the Company with the requirement of auditor independence.
     In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s earnings releases before issuance and the annual report on Form 10-K prior to filing with the Securities and Exchange Commission. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

     In reliance on these reviews, discussions and reports, the Audit Committee has recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Date: March 21, 2006	Richard J. Pinola, Chairperson
Robert A. Engel
Edward T. Hurd
AUDIT FEES AND ALL OTHER FEES
Audit Fees
     Fees billed for audit services by Grant Thornton LLP totaled approximately $244,000 for fiscal year 2005, $225,000 for fiscal year 2004 and $137,100 for fiscal year 2003, including fees associated with the annual audits for those years, the review of the Company’s quarterly reports on Form 10-Q for the first three quarters of fiscal years 2005 and 2004 and the third quarter of fiscal year 2003, Sarbanes-Oxley Act compliance assistance in 2005 and 2004, two 401(k) plan audits in each of 2005 and 2004 and certain statutory audits required internationally. Grant Thornton LLP served as the Company’s independent registered public accounting firm for fiscal years 2005, 2004 and 2003.
Audit-Related Fees
     There were no fees billed in any of fiscal years 2005, 2004 or 2003 for professional services rendered by Grant Thornton LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and not included in the audit fees for fiscal years 2005, 2004 and 2003 disclosed above.
Tax Fees
     Fees billed in fiscal year 2005 for professional services rendered by Grant Thornton LLP for tax services, including tax compliance, tax consulting and tax planning, totaled approximately $37,000. Fees billed in fiscal year 2004 for similar professional services rendered by Grant Thornton LLP totaled approximately $86,000. There were no fees billed in fiscal year 2003 by Grant Thornton LLP for tax services.
All Other Fees
     There were no fees billed in fiscal years 2005, 2004 and 2003 for professional services rendered by Grant Thornton LLP for products and services that are not disclosed above.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants
     The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not adopted a policy for the pre-approval of services provided by the independent registered public accountants.

PERFORMANCE GRAPH
     The following line graph compares the yearly change in the cumulative total shareholder return on the Common Stock for the past five fiscal years with the cumulative total return of the Standard & Poor’s 500 Stock Index (the “S&P 500”), the Dow Jones Wilshire U.S. Industrial Machinery Index, which is described more fully below (the “Dow Jones Wilshire”), and a peer group of companies described more fully below (the “Old Peer Group”) which was used by the Company for purposes of the comparison in the Company’s 2005 Proxy Statement. The Company has changed the peer group performance index from the Old Peer Group used in the Company’s 2005 Proxy Statement, which was the Dow Jones Wilshire 5000 Industrial Machinery Subgroup, to the Dow Jones Wilshire because the Old Peer Group has been replaced by the Dow Jones Wilshire. The Company believes the Dow Jones Wilshire represents a broad group of reasonably comparable companies. Substantially all of the companies in the Old Peer Group are also included in the Dow Jones Wilshire. The graph below assumes that $100 was invested at the end of fiscal year 2000 in the Common Stock, the Dow Jones Wilshire, the Old Peer Group and the S&P 500. Dividend reinvestment has been assumed and, with respect to companies in the Dow Jones Wilshire and the Old Peer Group, the returns of such companies have been weighted at each measurement point to reflect relative stock market capitalization.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
K-TRON INTERNATIONAL, INC., DOW JONES WILSHIRE U.S. INDUSTRIAL MACHINERY INDEX,
OLD PEER GROUP AND STANDARD & POOR’S 500 STOCK INDEX
ASSUMES $100 INVESTED ON DECEMBER 29, 2000
ASSUMES DIVIDENDS REINVESTED
THROUGH FISCAL YEAR ENDING DECEMBER 31, 2005

	12/29/2000	12/28/2001	12/27/2002	1/2/2004	12/31/2004	12/30/2005
K-Tron International, Inc.	100.00	55.78	71.29	104.49	144.49	201.90
Dow Jones Wilshire	100.00	102.94	96.46	134.34	162.66	160.21
Old Peer Group	100.00	112.06	104.67	143.83	173.29	170.80
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75

     The Dow Jones Wilshire is a “published industry or line-of business index” as that term is defined by Securities and Exchange Commission regulations. The Old Peer Group, formerly known as the Dow Jones Wilshire 5000 Industrial Machinery Subgroup, is not a “published industry or line-of-business index” as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Old Peer Group is considered a “peer index,” and the identity of the companies used in the index is as follows: Albany International Corp. Class A, Applied Films Corp., Baldwin Technology Inc. Class A, Brush Engineered Materials Inc., Bucyrus International Inc. Class A, Circor International Inc., Clarcor Inc., Cohesant Technologies Inc., Crane Co., Delphax Technologies Inc., Dynamic Materials Corp., EnPro Industries Inc., Flow International Corp., Flowserve Corp., Gardner Denver Inc., General Bearing Corp., Gentek Inc., Global Power Equipment Group Inc., Gorman-Rupp Co., Graco Inc., Hardinge Inc., Hirsch International Corp. Class A, Hurco Companies Inc., IDEX Corp., Illinois Tool Works Inc., Ingersoll-Rand Co. Ltd. Class A, International Smart Sourcing Inc., K-Tron International, Inc., Kadant Inc., Kaydon Corp., Key Technology Inc., Lydall Inc., Met-Pro Corp., Milacron Inc., Mueller Industries Inc., NN Inc., Nordson Corp., Oilgear Co., Paragon Technologies Inc., Parker Hannifin Corp., Paul Mueller Company, Quipp, Inc., Riviera Tool Company, Robbins & Myers Inc., Standex International Corp., TB Woods Corp., Tecumseh Products Co. Class A, Timken Co., Wolverine Tube Inc. and WSI Industries Inc.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Grant Thornton LLP (“Grant Thornton”) audited our financial statements for fiscal years 2005, 2004 and 2003.
     Since the retention of Grant Thornton on August 13, 2003, there have been no disagreements with that firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to that firm’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our financial statements for fiscal year 2005, 2004 or 2003.
     The retention of Grant Thornton to serve as the Company’s independent registered public accounting firm for the current year has not yet been approved by the Audit Committee, but it is management’s belief that Grant Thornton will be so retained. No representative of Grant Thornton is expected to attend the Annual Meeting.
SHAREHOLDER PROPOSALS — 2007 ANNUAL MEETING
     Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have included in the Proxy Statement and presented at the 2007 annual meeting of shareholders (which is expected to be held on or about May 11, 2007) will be included in the Company’s proxy statement and related proxy card if it is received by the Company no later than December 10, 2006 and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.
     Other deadlines apply to the submission of shareholder proposals for the 2007 annual meeting that are not required to be included in the Company’s proxy statement under Securities and Exchange Commission rules. With respect to shareholder proposals relating to director nominations, see page 8 of this Proxy Statement. With respect to other shareholder proposals for the 2007 annual meeting, the deadline under regulations adopted by the Securities and Exchange Commission is February 24, 2007 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If a shareholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2007 annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Common Stock, file reports of ownership of Company securities and changes in ownership of Company securities with the Securities and Exchange Commission. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and officers that no other reports were required with respect to them, all filings required to be made by the Company’s Section 16(a) reporting persons during fiscal year 2005 were made on a timely basis.
OTHER MATTERS
     The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with the recommendation of the Board or its Executive Committee.

By Order of the Board of Directors,

Mary E. Vaccara
Secretary
April 10, 2006

Appendix A
2006 Equity Compensation Plan

K-TRON INTERNATIONAL, INC.
2006 EQUITY COMPENSATION PLAN

K-TRON INTERNATIONAL, INC.
2006 EQUITY COMPENSATION PLAN
     The purpose of the K-Tron International, Inc. 2006 Equity Compensation Plan (the “Plan”) is to provide (i) employees of K-Tron International, Inc. (the “Company”) and its subsidiaries and (ii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.
     Section 1. Definitions
     The following terms shall have the meanings set forth below for purposes of the Plan:
          (a) “Board” shall mean the Board of Directors of the Company.
          (b) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
          (c) “Change of Control” shall be deemed to have occurred upon:
               (i) A liquidation or dissolution of the Company or a sale (excluding transfers to subsidiaries) of all or substantially all of the Company’s assets;
               (ii) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the outstanding common stock of the Company or the combined voting power of the Company’s then outstanding securities; or
               (iii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of at least two-thirds of the directors who were not directors at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or who, in connection with their election or nomination, received the foregoing two-thirds approval.
          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
          (e) “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan.
          (f) “Company” shall mean K-Tron International, Inc. and shall include its successors.
          (g) “Company Stock” shall mean common stock of the Company.
          (h) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee or as otherwise determined by the Committee.
          (i) “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Company Stock in consideration other than cash.
          (j) “Employee” shall mean an employee of the Company or a subsidiary of the Company.
          (k) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards and Performance Units, a Grantee who has served as both an Employee and a director shall not be considered to have terminated employment or service until the Grantee ceases to be both an Employee and member of the Board).
          (l) “Employer” shall mean the Company and each of its subsidiaries.
          (m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (n) “Exercise Price” shall mean the purchase price of Company Stock subject to an Option.

          (o) “Fair Market Value” shall mean:
               (i) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or Nasdaq, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on any such exchange or on Nasdaq, the mean between the last reported “bid” and “asked” prices on a share of Company Stock on the relevant date, as reported by the OTC Bulletin Board or, if shares are not reported on the OTC Bulletin Board, on pinksheets.com.
               (ii) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.
          (p) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.
          (q) “Grant Instrument” shall mean the agreement that sets forth the terms of a Grant, including any amendments.
          (r) “Grantee” shall mean an Employee or Non-Employee Director who receives a Grant under the Plan.
          (s) “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.
          (t) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
          (u) “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.
          (v) “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.
          (w) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.
          (x) “SAR” shall mean a stock appreciation right with respect to a share of Company Stock.
          (y) “Stock Award” shall mean an award of Company Stock, with or without restrictions.

          (z) “Stock Unit” shall mean a unit that represents a hypothetical share of Company Stock.
     Section 2. Administration
          (a) Committee. The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board. The Committee, if applicable, should consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. The Board shall approve and administer all grants made to Non-Employee Directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Compensation and Human Resources Committee of the Board or any successor Board committee performing substantially the same functions.
          (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.
          (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
     Section 3. Grants
     Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.
     Section 4. Shares Subject to the Plan
          (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 200,000 shares. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited or terminated, the shares subject to such Grants shall again be available for purposes of the Plan.
          (b) Individual Limits. All Grants under the Plan shall be expressed in shares of Stock. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 50,000 shares, subject to adjustment as described below.
          (c) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued or transferred under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.
     Section 5. Eligibility for Participation
          (a) Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan.

          (b) Selection of Grantees. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.
     Section 6. Options
     The Committee may grant Options to an Employee or Non-Employee Director upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
          (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.
          (b) Type of Option and Price.
               (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.
               (ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.
          (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
          (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

          (e) Termination of Employment, Disability or Death.
               (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee or member of the Board.
               (ii) In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
               (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
               (iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
               (v) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 6(e)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
          (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (y) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
          (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company.
     Section 7. Stock Awards
     The Committee may issue or transfer shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
          (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

          (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
          (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 15(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.
          (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.
          (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
     Section 8. Stock Units
     The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
          (a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

          (b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
          (d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.
     Section 9. Stock Appreciation Rights
     The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with any Option. The following provisions are applicable to SARs:
          (a) General Requirements. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.
          (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
          (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(e) above.

A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
          (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).
          (e) Form of Payment. The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
     Section 10. Other Stock-Based Awards
     The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Company Stock, to any Employee or Non-Employee Director, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.
     Section 11. Dividend Equivalents
     The Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.
     Section 12. Qualified Performance-Based Compensation
     The Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:
          (a) Performance Goals.
               (i) When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code.
               (ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, shareholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.
          (b) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
          (c) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as “qualified performance-based compensation” under section 162(m) of the Code, a Grantee may not accrue more than $50,000 of such Dividend Equivalents during any calendar year.
          (d) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

     Section 13. Deferrals
     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Stock-Based Awards. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.
     Section 14. Withholding of Taxes
          (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.
          (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.
     Section 15. Transferability of Grants
          (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
          (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     Section 16. Consequences of a Change of Control
          (a) Notice and Acceleration. If the Company becomes aware that a Change of Control has occurred or will occur, the Company shall provide to each Grantee who holds outstanding Grants written notice of such Change of Control. Effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.
          (b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.
     Section 17. Requirements for Issuance or Transfer of Shares
     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
     Section 18. Amendment and Termination of the Plan
          (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

          (b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the shareholders of the Company provide prior approval for such repricing. An adjustment to an Option pursuant to Section 4(c) above shall not constitute a repricing of the Option.
          (c) Shareholder Re-Approval Requirement. If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if required by section 162(m) of the Code or the regulations thereunder.
          (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.
          (e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(f) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.
          (f) Effective Date of the Plan. The Plan shall be effective as of the date on which the shareholders approve the Plan.
     Section 19. Miscellaneous
          (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights.

          (b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
          (c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.
          (d) Rights of Grantees. Nothing in the Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
          (e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
          (f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
          (g) Employees Subject to Taxation Outside the United States. With respect to Grantees who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

          (h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of New Jersey, without giving effect to the conflict of laws provisions thereof.

K-TRON INTERNATIONAL, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Robert A. Engel and Richard J. Pinola, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Shareholders of K-Tron International, Inc. (the “Company”) to be held at the Sheraton Suites, 1989 Front Street, Cuyahoga Falls, Ohio, on May 12, 2006, at 9:00 a.m., local time, and any postponements or adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the matters to be voted upon by shareholders at that meeting as indicated on the reverse side.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING
THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF
K-TRON INTERNATIONAL, INC.
May 12, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided.ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE FOR CLASS l DIRECTOR	☒.
AND “FOR” APPROVAL OF THE ADOPTION OF THE COMPANY’S 2006 EQUITY COMPENSATION PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK, AS SHOWN HERE:

						FOR	AGAINST	ABSTAIN
1.	Election of Class I Director			2.	Approval of the adoption of the Company’s 2006 Equity Compensation Plan.	☐	☐	☐
		NOMINEE:
☐	FOR THE NOMINEE	Edward T. Hurd
☐	WITHHOLD AUTHORITY FOR THE NOMINEE			3.	In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the nominee for election as the Class l director and FOR approval of the adoption of the Company’s 2006 Equity Compensation Plan. If any other business is presented at the meeting, this proxy confers authority to vote and shall be voted in accordance with the recommendation of the Board of Directors of the Company or its Executive Committee. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the related Proxy Statement.

				PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.